Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Origin Agritech Limited (the “Company”) of our report dated February 15, 2024, relating to the consolidated financial statements of the Company as of and for the years ended September 30, 2022 and 2023, and to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on February 15, 2024.

/S/ B F Borgers CPA PC

Lakewood, Colorado

March 14, 2024